Exhibit 99.1

601 Poydras St., Suite 2400 New Orleans, LA 70130 NYSE: SPN (504) 587-7374 Fax: (504) 362-1818
FOR FURTHER INFORMATION CONTACT:
Terence Hall, CEO; Robert Taylor, CFO;
Greg Rosenstein, VP of Investor Relations, (504) 587-7374
Superior Energy Completes Hallin Marine Acquisition, Details
Fourth Quarter 2009 Charges, and Provides 2010 Earnings
Guidance
Company to host conference call at 11 a.m. Eastern time tomorrow
New Orleans, La., February 1, 2010 — Superior Energy Services, Inc. (NYSE: SPN) today announced the following:
•	The previously announced acquisition of Hallin Marine Subsea International Plc (“Hallin”) has been completed.

•	In the fourth quarter of 2009, the Company will incur a non-cash, pre-tax impairment charge of approximately $120 million related to domestic land well intervention assets, pre-tax expenses of $69 million related to increases in the estimated total cost of the wreck removal project, and pre-tax charges of $16 million for miscellaneous items outlined below. As a result, the GAAP loss per share for the fourth quarter of 2009 is expected to be between approximately ($1.40) and ($1.50).

•	Earnings per share, without considering the aforementioned charges and expenses, is expected to be between approximately $0.19 and $0.23 for the fourth quarter of 2009.

•	Additionally, during the fourth quarter of 2009, the Company incurred downtime on certain marine assets that had an estimated pre-tax impact of $8 million.

•	The Company is issuing 2010 earnings per share guidance of $1.50 to $1.70.
Superior Closes Acquisition of Hallin Marine Subsea International Plc
Superior closed its previously announced acquisition of Hallin on January 26, 2010. The Company paid approximately $162 million to acquire all of the equity in Hallin. In addition, the Company extinguished Hallin’s debt of approximately $55 million.

Hallin is an international provider of integrated subsea services and engineering solutions, focused on installing, maintaining and extending subsea wells. Hallin operates in most international offshore oil and gas markets with offices and facilities located in Singapore, Jakarta, Indonesia; Perth, Australia; Aberdeen, Scotland; and Houston, Texas. For more information on Hallin, visit its website at www.hallinmarine.com.
Details of Special Charges and Project Cost Increases
The Company announced today that its fourth quarter 2009 earnings will be impacted by a non-cash, pre-tax impairment charge of up to approximately $120 million ($0.98 per share) related to the Company’s domestic land well intervention assets and pre-tax charges of approximately $16 million ($0.13 per share) associated with transaction-related expenses for the Hallin acquisition, a write down of components from one of the Company’s 265-ft. class liftboats and a reduction of the net realizable value of accounts receivable related to continuing economic uncertainties in Venezuela.
In addition, the Company has increased the estimated total cost of the wreck removal project, resulting in an increase in pre-tax expenses of approximately $69 million ($0.56 per share) in the fourth quarter of 2009. The project is still expected to be completed by mid-year 2010 and is still expected to generate the gross profit margin originally anticipated when the project commenced in January 2008. In January 2010, the Company received cash payments of approximately $69 million and expects to collect the remaining $280 million payable for the project by the end of the third quarter of 2010.
Details of Marine Asset Downtime
The Company’s operating earnings were impacted by downtime associated with the removal of the Company’s two 265-ft. class liftboats from the fleet in early November (estimated pre-tax impact of $4 million, or $0.03 per share) following Hurricane Ida. Both liftboats are expected to return to service by mid-year 2010. In addition, an inspection, repair and maintenance project in Angola was suspended by the customer for economic reasons (estimated pre-tax income of $4 million, or $0.03 per share). The vessel chartered for the Angola project returned to work in January.
Superior Provides 2010 Earnings Guidance
The Company expects that its 2010 earnings per share will be between approximately $1.50 and $1.70.
Terry Hall, Chairman and CEO of Superior Energy Services, Inc. stated, “Historically, we have not provided annual earnings guidance, but we believe providing earnings guidance for 2010 will be helpful to investors as we wind down the wreck removal project, ramp up activity associated with Bullwinkle and expand our international and subsea presence with Hallin. The earnings guidance provided includes those transactions and reflects our current geographic and product/services outlook. Due to the seasonal nature of the Gulf of Mexico and the fact that many of our well intervention services lag a recovery in the rig count, we anticipate that our 2010 earnings will be weighted more toward the second half of the year.”

The amounts listed above for the fourth quarter of 2009 and all of 2010 were not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for prospective financial information, but, in the view of Company management, was prepared on a reasonable basis, reflects the best currently available judgments and estimates, and presents, to the best of management’s knowledge and belief, the expected course of action and the Company’s expected future financial performance.
Neither our independent registered public accountants, nor any other independent registered public accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The prospective financial information constitutes forward looking statements and is not a guarantee that the Company will achieve any specific level of revenues, operating costs or any other financial measure presented. Investors should not place undue reliance on the prospective financial information since the information is subject to significant business, economic and competitive uncertainties and contingences, many of which are beyond the Company’s control, and upon assumptions with respect to future business decisions that are subject to change. We are providing this information to help investors understand our estimated revenues and operating costs for the fourth quarter of 2009 and for all of 2010. Our actual results are subject to change and may vary significantly from the amounts or ranges indicated. Please also read the italicized language regarding “forward-looking statements” below for additional cautionary language regarding the uncertainty of forward-looking information.
Conference Call Information
The Company will host a conference call at 11:00 a.m. Eastern time on Tuesday, February 2. The call can be accessed from Superior’s website at www.superiorenergy.com, or by telephone at 480-629-9643. For those who cannot listen to the live call, a telephonic replay will be available through Tuesday, February 9 and may be accessed by calling 303-590-3030 and using the pass code 4207053. An archive of the webcast will be available after the call for a period of 60 days on www.superiorenergy.com.
Superior Energy Services, Inc. serves the drilling and production needs of oil and gas companies worldwide through its brand name rental tools and its integrated well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. Offshore projects are delivered by the Company’s fleet of modern marine assets.
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Accuracy of the forward-looking statements depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. Among the factors that could cause actual results to differ materially are volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the uncertainty of macroeconomic and business conditions worldwide, as well as the global credit markets; risks associated with the Company’s rapid growth; changes in competitive factors and other material risk factors that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (SEC) as updated by our subsequent filings with the SEC. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved. The Company cautions readers that it assumes no obligation to update the forward-looking statements in this press release and does not intend to update the forward-looking statements more frequently than quarterly.